UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2015

DEMANDWARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35450	20-0982939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Wall Street Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 553-9216

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 9, 2015, Demandware, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”), by and among the Company, Augusta AC Corp., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”), Tomax Corporation, a Delaware corporation (“Tomax”), and a representative of the selling equityholders of Tomax.

Pursuant to the Agreement, the Company agreed, upon the satisfaction or waiver of the conditions in the Agreement, to acquire all of the outstanding capital stock and vested stock options of Tomax for approximately $60 million in cash payable at the closing, subject to certain adjustments and transaction-related payments (the “Cash Consideration”). The Agreement provides for the payment to the Tomax equityholders of up to an additional $15 million in cash and/or in shares of Company common stock upon the achievement of certain milestones relating to the continued post-closing employment of certain key employees of Tomax. A portion of the Cash Consideration will be held in escrow to secure certain indemnification and other obligations of the sellers.

Each of the Company and Tomax has agreed to customary representations, warranties and covenants in the Agreement. The representations and warranties survive for a period of 24 months after the consummation of the merger, subject to specified exceptions. The Agreement also includes indemnification obligations in favor of the Company from the sellers, including for breaches of representations, warranties, covenants and agreements made by Tomax in the Agreement. The closing of the transaction is conditioned upon customary closing conditions.

The foregoing description of the transactions contemplated by the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On January 12, 2015, the Company issued a press release announcing that the Company has agreed to acquire Tomax. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated January 9, 2015, by and among Demandware, Inc., Augusta AC Corp., Tomax Corporation and William Kennedy as the Company Equityholder Representative. The exhibits and schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will supplementally furnish copies of any of such exhibits or schedules to the U.S. Securities and Exchange Commission upon request.

99.1	Press Release of Demandware, Inc. dated January 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2015	DEMANDWARE, INC.

	By:	/s/ Timothy M. Adams
Timothy M. Adams
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated January 9, 2015, by and among Demandware, Inc., Augusta AC Corp., Tomax Corporation and William Kennedy as the Company Equityholder Representative. The exhibits and schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will supplementally furnish copies of any of such exhibits and schedules to the U.S. Securities and Exchange Commission upon request.

99.1	Press Release of Demandware, Inc. dated January 12, 2015.